Exhibit (h)(6)

JOINDER TO FUND SERVICES AGREEMENT

This Joinder (“Joinder”) to the FUND SERVICES AGREEMENT, dated January 6, 2023 among each of the Customers listed on Annex I thereto (the “Customers”) and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as amended as of the date hereof (the “Agreement”), is made and entered into as of April 10, 2024, between the New Customer (as defined below) and J.P. Morgan.

W I T N E S S E T H:

WHEREAS, the Customers and J.P. Morgan entered into the Agreement;

WHEREAS, the following entity requests that J.P. Morgan provide the Services to them under the terms and conditions set forth in the Agreement:

Eaton Vance Short Duration Income ETF

(the “New Customer”); and

WHEREAS, J.P. Morgan agrees to provide the Services pursuant to the terms and conditions set forth in the Agreement in respect of the New Customer.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein, defined terms used in this Joinder shall have the meaning ascribed to such terms in the Agreement.
2.	Joinder. The New Customer hereby agrees to be subject to and bound by the terms and conditions of the Agreement.
3.	Amendments. The Agreement shall be amended as follows:
(a)	Annex I of the Agreement is hereby amended and restated in its entirety by Annex I hereto.
(b)	Save as amended by this Joinder, the Agreement shall remain in full force and effect.
4.	Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Joinder, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Joinder.
5.	Entire Agreement. This Joinder and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Joinder are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Joinder shall prevail as between the parties.
6.	Counterparts. This Joinder may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Joinder by executing a counterpart and this Joinder shall not take effect until it has been executed by both parties.
7.	Law and Jurisdiction. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Joinder as of the date first above written.

MORGAN STANLEY ETF TRUST (acting on its own behalf and on behalf of each of the series or portfolios listed in Annex I)		JPMORGAN CHASE BANK, N.A.

By:	/s/ Frank Smith	By:	/s/ Kevin M. Koblenzer
Name:	Frank Smith	Name:	Kevin M. Koblenzer
Title:	Treasurer	Title:	Executive Director

Annex I
List of Customers

Joinder dated April 10, 2024 to Fund Services Agreement dated January 6, 2023

Name	Entity Type	Jurisdiction	ERISA Benefit Plan Assets (Y/N)	Address for Notices
Morgan Stanley ETF Trust	statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019
Calvert International Responsible Index ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019

Calvert Ultra-Short Investment Grade ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019
Calvert US Large-Cap Core Responsible Index ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019
Calvert US Large-Cap Diversity, Equity and Inclusion Index ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019

Calvert US Mid-Cap Core Responsible Index ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019
Calvert US Select Equity ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019
Eaton Vance Intermediate Municipal Income ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019

Eaton Vance High Yield ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019
Eaton Vance Ultra-Short Income ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019
Parametric Equity Premium Income ETF (f/k/a Parametric Dividend Premium Income ETF)	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019

Parametric Hedged Equity ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019
Eaton Vance Total Return Bond ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 1585 Broadway, New York, NY 10019 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019
Eaton Vance Short Duration Municipal Income ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 1585 Broadway, New York, NY 10019 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019

Eaton Vance Floating-Rate ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 1585 Broadway, New York, NY 10019 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019
Eaton Vance Short Duration Income ETF	series of statutory trust	Delaware	N	Morgan Stanley ETF Trust c/o Morgan Stanley Investment Management 1585 Broadway, New York, NY 10019 with a copy to: MSIM General Counsel 1633 Broadway, 29th Floor New York, NY 10019